UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) April 13, 2004

Bulldog Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50321
(Commission File Number)

980377543
(IRS Employer Identification No.)

128-11180 Coppersmith Place, Richmond, British Columbia, Canada
(Address of principal executive offices and Zip Code)

(604) 271-8656
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountant.

On April 8, 2004, we engaged BDO Dunwoody LLP, Chartered Accountants, as our new principal independent accountants with the approval of our company's board of directors. Accordingly, we dismissed Amisano Hanson, Chartered Accountants, on April 1, 2004. Amisano Hanson was appointed our principal independent accountant on November 17, 2003 after the dismissal of our previous principal independent accountants, Morgan & Company on November 17, 2003.

From the date of Amisano Hanson's appointment through the date of Amisano Hanson's dismissal on April 1, 2004, and the appointment of BDO Dunwoody LLP on April 8, 2004, there were no disagreements with Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

We provided Amisano Hanson with a copy of this Current Report on Form 8-K on April 13, 2004, prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Amisano Hanson, dated April 13, 2004, is attached to this Form 8-K as an exhibit.

BDO Dunwoody, LLP was not consulted on any matter relating to accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements prior to being engaged on April 8, 2004. BDO Dunwoody did not provide any written or oral advice that was an important factor considered by us in reaching any decision as to the accounting, auditing or financial reporting issues.

Item 7. Financial Statements and Exhibits.

Exhibits

16.1 Letter from Amisano Hanson dated April 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

/s/ John Cockburn
By: John Cockburn
President, Chief Executive Officer, Secretary, Chief Financial Officer, Treasurer and Director
Date: April 13, 2004